UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2018

LM FUNDING AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37605 (Commission File Number)	47-3844457 (IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000 Tampa, Florida 33602 (Address of principal executive offices, including zip code) (813) 222-8996 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On October 22, 2018, LM Funding America, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that, as a result of the Company’s failure to regain compliance with Nasdaq Listing Rule 5550(b) (the “Rule”) by October 17, 2018, the Company’s common stock and publicly traded warrants are subject to delisting from The Nasdaq Capital Market. The notice further provides that, unless the Company requests an appeal of this determination, trading of the Company’s common stock and warrants will be suspended at the opening of business on October 31, 2018, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the securities from listing and registration on Nasdaq.

The Rule requires a minimum of $2,500,000 of stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 net income from continuing operations.  The Nasdaq staff on July 9, 2018 granted a request for an extension until October 17, 2018 to regain compliance with the Rule by completing a proposed equity financing of $7.0 million, but the Company was unable to complete such a financing transaction by such date. In addition, Nasdaq’s notice stated that, following the Company’s 1-for-10 reverse stock split on October 16, 2018, the Company’s common stock does not meet the minimum 500,000 publicly held shares requirement set forth in Nasdaq Listing Rule 5560(a), which now serves as an additional basis for delisting.

The Company intends to appeal Nasdaq’s determination and request a hearing before a hearings panel pursuant to the procedures set forth in the Nasdaq Listing Rules in order to present a plan to regain compliance with the Rule. The Company’s hearing request will stay the suspension of the Company’s common stock and warrants and the filing of the Form 25-NSE pending the panel’s decision. The Company can provide no assurance that, following the hearing, the hearing panel will grant the Company’s request for continued listing, or that the Company can maintain compliance with the other Nasdaq Listing Rules.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.
	By:	/s/ Richard Russell Richard Russell Chief Financial Officer
Date: October 23, 2018